UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2016

PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

(412) 434-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Thomas J. Usher
The Corporate Governance Guidelines of PPG Industries, Inc. (the “Company”) require that any director who has attained the age of 72 retire at the next annual meeting of shareholders following the director’s 72nd birthday. In 2015, the Board of Directors, upon the recommendation of the Nominating and Governance Committee, waived this retirement policy for Mr. Usher until the 2016 Annual Meeting of Shareholders due to Mr. Usher’s extensive knowledge and experience, his deep understanding of the Company’s business and his leadership as Chairman of the Officers-Directors Compensation Committee. In accordance with the Corporate Governance Guidelines and the terms of the one-year waiver granted by the Board of Directors, Mr. Usher resigned from the Company’s Board of Directors effective at the Company’s 2016 Annual Meeting of Shareholders held on April 21, 2016.
Approval of the Amended and Restated Omnibus Incentive Plan
At the Company’s 2016 Annual Meeting of Shareholders, the Company’s shareholders approved the amendment and restatement of the Company’s Amended and Restated Omnibus Incentive Plan (the “Plan”). The Plan provides for the grant of a variety of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock- and cash-based awards to eligible recipients who may include employees of the Company and its subsidiaries and non-employee directors of the Company. A detailed summary of the terms of the Plan is set forth in Proposal 4 in the Company’s proxy statement for its 2016 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on March 10, 2016 and is incorporated herein by reference. A copy of the Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the 2016 Annual Meeting of Shareholders, the Company’s shareholders voted on the following matters:

1.	The four nominees for director were elected to serve three-year terms ending in 2019 as follows:

Nominees	Votes For	Votes Against	Broker Non-Votes
James G. Berges	183,915,599	4,589,397	32,248,164
John V. Faraci	187,020,883	1,494,506	32,248,164
Victoria F. Haynes	185,190,553	3,313,779	32,248,164
Michael H. McGarry	185,904,987	2,610,554	32,248,164
The following continuing directors did not stand for re-election at the 2016 Annual Meeting of Shareholders (the year in which each director’s term expires is indicated in parenthesis): Stephen F. Angel (2017), Hugh Grant (2017), Michele J. Hooper (2017), Charles E. Bunch (2018), Michael W. Lamach (2018) and Martin H. Richenhagen (2018).

2.	The proposal to approve the compensation of the Company’s named executive officers on an advisory basis was approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
182,871,519	5,233,251	706,240	32,248,164

3.	The proposal to reapprove the performance goals under the Amended and Restated Omnibus Incentive Plan was approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
182,140,886	5,944,459	725,665	32,248,164

4.	The proposal to amend and restate the Amended and Restated Omnibus Incentive Plan was approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
182,004,000	6,067,707	739,303	32,248,164

5.	The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016 was approved as follows:

Votes For	Votes Against	Votes Abstained
219,942,448	836,359	280,770
There were no broker non-votes with respect to this matter.

6.	The shareholder proposal requesting that the Board of Directors adopt a policy that gives preference to share repurchases relative to cash dividends was not approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,397,336	184,808,728	1,604,774	32,248,164
As of the record date of the 2016 Annual Meeting, 266,754,892 shares of common stock were issued and outstanding.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit Number	Description
10.1
PPG Industries, Inc. Amended and Restated Omnibus Incentive Plan, dated April 21, 2016, was filed as Annex B to the Company’s Definitive Proxy Statement for its 2016 Annual Meeting of Shareholders filed March 10, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: April 25, 2016	By:	/s/ Michael H. McGarry
Michael H. McGarry
President and Chief Executive Officer